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                                  EXHIBIT 23.2
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                          INDEPENDENT AUDITORS' CONSENT


United Community Financial Corp.

We consent to the incorporation by reference in Registration Statement Nos. 333-38028 and 333-86015 of United Community Financial Corp. on Forms S-8 of our report dated January 24, 2001, incorporated by reference in this Annual Report on Form 10-K of United Community Financial Corp. for the year ended December 31, 2001.



/s/ Deloitte and Touche LLP

Cleveland, OH
March 29, 2002